Comparison of change in value of $10,000 investment in Dreyfus Small Company Value Fund and the Russell 2000 Value Index

EXHIBIT A:

              DREYFUS
               SMALL      RUSSELL 2000
  PERIOD      COMPANY        VALUE
            VALUE FUND       INDEX *

 12/29/93    10,000          10,000
 10/31/94     9,944           9,989
 10/31/95    12,062          11,582
 10/31/96    16,403          13,850
 10/31/97    23,000          19,000
 10/31/98    18,210          17,538
 10/31/99    22,116          17,664
 10/31/00    27,374          20,719

* Source: Lipper Inc.



Comparison of change in value of $10,000 investment in Dreyfus Large Company Value Fund and the Russell 1000 Value Index


EXHIBIT A:
              DREYFUS
               LARGE
              COMPANY        RUSSELL
   PERIOD      VALUE       1000 VALUE
               FUND          INDEX*

  12/29/93    10,000         10,000
  10/31/94    10,104         10,097
  10/31/95    12,704         12,589
  10/31/96    17,068         15,578
  10/31/97    21,385         20,748
  10/31/98    22,419         23,825
  10/31/99    25,494         27,760
  10/31/00    27,305         29,292

* Source: Lipper Inc.